EXHIBIT 2

AMENDED AND RESTATED BYLAWS

 OF

SHEFFORD SMALL BUSINESS, INC.

A North Carolina Corporation

Adopted: November 13, 2025

ARTICLE I - OFFICES

Section 1.1 Registered Office

The registered office of Shefford Small Business, Inc. (the "Corporation") in the State of North Carolina shall be located at such place as the Board of Directors may from time to time designate. The registered agent of the Corporation shall be designated by the Board of Directors and may be changed from time to time by the Board of Directors.

Section 1.2 Other Offices

The Corporation may establish and maintain such other offices and places of business, within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 1.3 Principal Executive Office

The principal executive office of the Corporation shall be located at 1852 Banking Street, Suite 29551, Greensboro, North Carolina 27408, or at such other location as the Board of Directors may designate by resolution or amendment to these Bylaws.

ARTICLE II - SHAREHOLDERS

Section 2.1 Annual Meeting

An annual meeting of shareholders shall be held each year at such date, time, and place, either within or without the State of North Carolina, as may be designated by the Board of Directors. At each annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Failure to Hold Annual Meeting. The failure to hold an annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation or invalidate any action taken by the Board of Directors or officers.

Section 2.2 Special Meetings

Special meetings of the shareholders may be called at any time by (a) the Chairman of the Board, if any, (b) the Chief Executive Officer or President, (c) the Board of Directors pursuant to a resolution adopted by a  majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (d) the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

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Business at Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting.

Section 2.3 Place of Meetings

Meetings of shareholders may be held at any place within or outside the State of North Carolina as may be designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the Corporation's principal executive office.

Remote Participation. The Board of Directors may, in its sole discretion, determine that any meeting of shareholders shall not be held at any physical location but may instead be held solely by means of remote communication in accordance with North Carolina law. Shareholders participating in a meeting by such means shall be deemed present in person at such meeting.

Section 2.4 Notice of Meetings

Written Notice Required. Written notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws.

Contents of Notice. Such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If the meeting is to be held by means of remote communication, the notice shall describe how shareholders may participate in the meeting.

Manner of Notice. Notice may be given by personal delivery, mail, private carrier, telegraph, teletype, facsimile, electronic mail, or other form of wire or wireless communication. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given when transmitted to an electronic mail address provided by the shareholder for such purpose or when posted on an electronic network together with separate notice of such posting.

Waiver of Notice. A shareholder may waive notice of a meeting before or after the meeting by a writing signed by the shareholder or by electronic transmission, which waiver shall be delivered to the Corporation for filing with the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

Section 2.5 Fixing Record Date

Authority to Fix Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.

Timing. Such record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

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Default Record Date. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day before the first notice is delivered to shareholders, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.6 Voting Lists

Preparation of List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the principal place of business of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours.

Availability at Meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for purposes related to the meeting.

Section 2.7 Quorum

General Rule. Except as otherwise required by law or by the Articles of Incorporation, the holders of a majority of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders.

Withdrawal of Quorum. Once a share is represented at a meeting for any purpose, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Action Without Quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided by law.

Section 2.8 Manner of Acting

Vote Required. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which, by express provision of applicable law, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control.

Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Each director shall be elected to serve until the next annual meeting and until a successor shall have been duly elected and qualified, or until such director's earlier death, resignation, or removal.

Section 2.9 Proxies

Right to Vote by Proxy. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy.

Execution. A proxy shall be executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact. The Corporation may accept a telegram, teletype, cablegram, facsimile, electronic mail, or other electronic transmission containing an authorization or direction to execute a proxy as a proper execution of a proxy, provided that such telegram, teletype, cablegram, facsimile, or other electronic transmission either sets forth or is submitted with information from which it can be determined that the shareholder authorized such transmission.

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Duration and Revocability. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Every proxy is revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

Section 2.10 Voting of Shares

General Rule. Except as otherwise provided by law or by the Articles of Incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Treasury Shares. Treasury shares and shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall not be counted in determining the total number of outstanding shares at any given time.

Section 2.11 Action Without a Meeting

Written Consent. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents describing the action taken are signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for filing with the corporate records.

Effective Date. Action taken under this Section is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

Section 2.12 Inspectors of Election

Appointment. The Board of Directors may, in advance of any shareholders' meeting, appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed or if any inspector fails to appear or act, the chairman of the meeting may appoint one or more inspectors to act at the meeting.

Duties. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.13 Shareholder Proposals and Nominations

Advance Notice Required. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

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Contents of Notice. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person's written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder and beneficial owner, the class and number of shares which are owned beneficially and of record by such shareholder and beneficial owner, and a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Compliance Required. No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chairman of the meeting shall determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance, shall declare that such defective proposal or nomination shall be disregarded.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1 General Powers

Management Authority. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or applicable law.

Specific Powers. Without prejudice to such general powers, the Board of Directors shall have the power to:

•	Determine corporate policies and establish procedures for the management of the Corporation's business and affairs

•	Authorize acquisitions, mergers, stock purchases, asset purchases, and other Business Combinations (as defined in the Form 10 Registration Statement)

•	Approve operating budgets and capital expenditures

•	Authorize borrowings, issuances of debt securities, and other financing transactions

•	Authorize issuances of equity securities, stock options, warrants, and other equity-linked instruments

•	Establish subsidiaries, approve subsidiary governance structures, and oversee subsidiary operations

•	Appoint officers and define their duties and compensation

•	Declare dividends and authorize distributions to shareholders

•	Delegate authority to committees of the Board and to officers

•	Adopt, amend, and repeal Bylaws, subject to the rights of shareholders to adopt, amend, or repeal Bylaws

Section 3.2 Number and Qualification

Number. The Board of Directors shall consist of not less than one (1) nor more than nine (9) directors. The exact number of directors within such range shall be fixed from time to time by resolution of the Board of Directors or by the shareholders at an annual or special meeting.

Initial Board. The initial Board of Directors shall consist of one (1) director.

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Flexibility for Growth. The number of directors may be increased or decreased from time to time by amendment to this Section, provided that no decrease shall have the effect of shortening the term of any incumbent director.

Qualifications. Directors need not be residents of North Carolina or shareholders of the Corporation. Directors shall be natural persons who are at least eighteen (18) years of age.

Section 3.3 Election and Term of Office

Election. Directors shall be elected at each annual meeting of shareholders and each director shall hold office until the next annual meeting and until a successor shall have been duly elected and qualified, or until such director's earlier death, resignation, or removal.

No Classified Board. The Corporation does not have a classified or staggered board. All directors shall be elected annually.

Section 3.4 Vacancies and Newly Created Directorships

Board Authority to Fill Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. A director elected to fill a vacancy shall hold office until the next election of directors by the shareholders.

Shareholder Authority. Vacancies may also be filled by the shareholders at an annual or special meeting called for such purpose.

Section 3.5 Removal of Directors

By Shareholders. The shareholders may remove one or more directors with or without cause at a special meeting called for that purpose, provided that notice has been given that a purpose of the meeting is such removal. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Board Authority Limited. The Board of Directors shall not have the power to remove a director.

Section 3.6 Resignation

Manner of Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Once delivered, a resignation is irrevocable unless revocation is permitted by the Board of Directors.

No Requirement of Acceptance. A resignation does not require acceptance by the Corporation to be effective.

Section 3.7 Meetings

Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board may from time to time determine. Notice of regular meetings need not be given if the time and place of such meetings are fixed by resolution of the Board.

Annual Meeting. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, or at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings. No notice of an annual meeting of the Board of Directors need be given.

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Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, the President, or by any two directors. Notice of the time, date, and place of special meetings shall be delivered personally, by telephone, by facsimile, by electronic mail, or by mail to each director at least two (2) days before the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Remote Participation. Members of the Board of Directors may participate in a meeting by means of conference telephone, video conference, or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Notice Contents. Notice of any special meeting need not state the purpose of such meeting, and business transacted at a special meeting need not be limited to matters described in the notice.

Section 3.8 Waiver of Notice

Methods of Waiver. A director may waive notice of any meeting before or after the meeting by a writing signed by the director or by electronic transmission, which waiver shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.9 Quorum and Voting

Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Voting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Articles of Incorporation, or by these Bylaws.

Interested Directors May Count Toward Quorum. A director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent or abstention is entered in the minutes of the meeting or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. The presence of a director at a meeting where particular business is transacted, whether or not the director is an interested director with respect to such business or participates in the action taken with respect to such business, shall be counted for purposes of determining whether a quorum is present.

Section 3.10 Action Without a Meeting

Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Effective Date. Action taken under this Section is effective when all directors have signed the consent, unless the consent specifies a different effective date.

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Section 3.11 Committees of the Board

Authority to Establish. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

Limitations on Committee Authority. No committee shall have the power or authority to:

•	Authorize distributions or dividends

•	Approve or recommend to shareholders actions or proposals required to be approved by shareholders

•	Fill vacancies on the Board of Directors or any committee thereof

•	Amend the Articles of Incorporation

•	Adopt, amend, or repeal Bylaws

•	Approve a plan of merger not requiring shareholder approval

•	Authorize or approve the reacquisition of shares, except according to a general formula or method specified by the Board

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Authorize or approve the issuance, sale, or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board

Committee Procedures. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Meetings and Procedures. Except as otherwise provided by resolution of the Board of Directors, each committee may adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, but unless otherwise provided by resolution of the Board or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board.

Section 3.12 Compensation

Director Compensation. The Board of Directors shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. The Board may also provide that the Corporation reimburse directors for expenses of attendance at meetings and for expenses incurred in performance of services for the Corporation.

Committee Compensation. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for service on such committees.

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ARTICLE IV - OFFICERS

Section 4.1 Number and Qualifications

Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the

Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3 of this Article IV.

Qualifications. Any number of offices may be held by the same person. Officers need not be directors or shareholders of the Corporation.

Section 4.2 Election and Term of Office

Election. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders, or as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and qualified or until such officer's earlier death, resignation, or removal.

Section 4.3 Subordinate Officers

Appointment. The Board of Directors may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 4.4 Removal and Resignation

Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Vacancies

Filling Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 4.6 Chairman of the Board

Authority and Duties. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws. If there is no Chief Executive Officer, the Chairman of the Board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.7 of this Article IV.

Section 4.7 Chief Executive Officer

Authority and Duties. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board has been elected and is present. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

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Execution of Documents. The Chief Executive Officer shall have power to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4.8 President

Authority and Duties. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and officers of the Corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Additional Duties. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or these Bylaws.

Same Person. The offices of Chief Executive Officer and President may be held by the same person.

Section 4.9 Vice Presidents

Authority and Duties. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Additional Duties. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or these Bylaws may from time to time prescribe.

Section 4.10 Secretary

Authority and Duties. The Secretary shall:

•	Attend all meetings of the Board of Directors and all meetings of shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose

•	Perform like duties for committees of the Board when required

•	Give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors

•	Keep in safe custody the seal of the Corporation and affix it to any instrument requiring said seal

•	Maintain the stock ledger and other books and records of the Corporation

•	Have general charge of the stock transfer books of the Corporation

•	Perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or these Bylaws may from time to time prescribe

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Section 4.11 Treasurer

Authority and Duties. The Treasurer shall:

•	Have charge and custody of and be responsible for all funds and securities of the Corporation

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Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws

•	Maintain adequate and correct accounts of the Corporation's properties, business transactions, and financial condition

•	Prepare or cause to be prepared financial statements and reports as required by the Board of Directors or as required by law

•	Perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or these Bylaws may from time to time prescribe

Section 4.12 Assistant Secretaries and Assistant Treasurers

Authority and Duties. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Treasurer, or these Bylaws. In the absence of the Secretary or in the event of the Secretary's inability or refusal to act, the Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Secretary. In the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, the Assistant Treasurer (or if there be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Treasurer.

Section 4.13 Corporate Contracts and Instruments

Board Authority. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Execution of Documents. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by (a) the Chairman of the Board (if any), the Chief Executive Officer, the President, or any Vice President, and (b) the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors.

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ARTICLE V - CAPITAL STOCK

Section 5.1 Certificates of Stock

Issuance of Certificates. Certificates representing shares of the Corporation shall be signed by the Chairman of the Board (if any), the Chief Executive Officer, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. Each certificate shall be consecutively numbered or otherwise identified.

Required Information. Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of North Carolina, (b) the name of the person to whom issued, (c) the number and class of shares and the designation of the series, if any, which such certificate represents, and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value.

Legends. Certificates shall also contain such legends as may be required by applicable federal and state securities laws, including legends restricting transfer of the shares represented thereby.

Section 5.2 Uncertificated Shares

Authorization. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation's classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

Information to Shareholders. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required to be stated on certificates pursuant to Section 5.1 of this Article V.

Section 5.3 Transfer of Shares

Registration of Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Restrictions on Transfer. The Board of Directors may impose restrictions on the transfer of shares of the Corporation if such restrictions are not inconsistent with applicable law and are noted conspicuously on certificates representing such shares or, with respect to uncertificated shares, in the written statement delivered to shareholders pursuant to Section 5.2 of this Article V.

Section 5.4 Lost, Stolen, or Destroyed Certificates

Replacement. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft, or destruction and the giving of such indemnity and security as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

Section 5.5 Record Date for Purposes Other Than Meetings

Authority to Fix. In order to make a determination of shareholders for any purpose other than notice of and voting at meetings of shareholders, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date on which the particular action requiring such determination of shareholders is to be taken.

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Default Record Date. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6 Registered Shareholders

Treatment of Registered Holder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI - INDEMNIFICATION AND INSURANCE

Section 6.1 Indemnification of Directors and Officers

Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (an "Indemnitee").

Scope of Indemnification. Indemnification under this Section 6.1 shall include indemnification against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by an Indemnitee in connection with such Proceeding.

Advancement of Expenses. Expenses incurred by an Indemnitee in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation.

Limitations. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify an Indemnitee:

•	For acts or omissions that involve intentional misconduct or a knowing violation of law

•

For conduct that the Indemnitee believed to be opposed to the best interests of the Corporation, or with respect to any criminal proceeding, conduct that the Indemnitee had reasonable cause to believe was unlawful

•	For any transaction from which the Indemnitee derived an improper personal benefit

•	For acts or omissions occurring prior to the date such person became a director or officer of the Corporation

•

In connection with a Proceeding (or part thereof) initiated by such Indemnitee, unless such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation or such Proceeding is brought to enforce a right to indemnification or advancement of expenses

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Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director's duty of loyalty to the Corporation or its shareholders

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

•	For unlawful distributions under North Carolina Business Corporation Act Section 55-8-33

•	For any transaction from which the director derived an improper personal benefit

Section 6.2 Indemnification of Employees and Agents

Discretionary Indemnification. The Corporation may, by action of the Board of Directors, indemnify employees and agents of the Corporation to the same extent as directors and officers, or to such lesser extent as the Board of Directors shall determine.

Section 6.3 Nonexclusivity of Rights

Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may provide indemnification and advancement of expenses to a person who is not an Indemnitee to the extent the Board of Directors determines it is in the Corporation's best interests.

Section 6.4 Indemnification Contracts

Authority to Enter Contracts. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permitted by law.

Section 6.5 Insurance

Authority to Purchase. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or applicable law.

Section 6.6 Survival of Rights

Continuing Benefit. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.7 Effect of Amendment

Preservation of Rights. No amendment, modification, or repeal of this Article VI shall adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

Section 6.8 Interpretation

Liberal Construction. This Article VI shall be interpreted to provide indemnification and advancement of expenses to directors, officers, and other Indemnitees to the fullest extent now or hereafter permitted by law.

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ARTICLE VII - GENERAL PROVISIONS

Section 7.1 Dividends

Authority. Subject to the provisions of applicable law and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property, or shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Legal Limitations. No dividend shall be declared or paid if, after giving effect thereto, the Corporation would be unable to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Section 7.2 Fiscal Year

Designation. The fiscal year of the Corporation shall end on December 31 of each year, or on such other date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.3 Corporate Seal

Adoption and Description. The Board of Directors may adopt a corporate seal, which shall be in such form as the Board determines. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "North Carolina."

Use and Alteration. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced. The Board of Directors may authorize the use of a facsimile of the corporate seal. The Board may alter the corporate seal from time to time as it deems appropriate.

Section 7.4 Execution of Documents

General Authority. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed, or endorsed by the Chairman of the Board (if any), the Chief Executive Officer, or the President, and by the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer.

Special Authority. All other instruments and documents requiring the signature of the Corporation may be signed by the Chairman of the Board (if any), the Chief Executive Officer, the President, or any Vice President, or such other person or persons as the Board of Directors may from time to time designate.

Section 7.5 Voting of Securities Owned by the Corporation

Authority to Vote. Unless otherwise ordered by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, or the President shall have full power and authority on behalf of the Corporation to attend, to act, and to vote at any meeting of security holders of corporations in which the Corporation may hold securities. At such meeting, the Chairman of the Board, the Chief Executive Officer, or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses.

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Proxy Execution. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 7.6 Books and Records

Maintenance. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by committees of the Board of Directors as authorized to act in place of the Board.

Financial Records. The Corporation shall maintain appropriate accounting records and shall prepare annual financial statements in accordance with generally accepted accounting principles.

Stock Ledger. The Corporation shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each.

Location and Inspection. The Corporation shall keep all books and records at its principal office or at such other place or places as designated by the Board of Directors. Any books and records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Shareholder Inspection Rights. Shareholders shall have inspection rights as provided by the North Carolina Business Corporation Act.

Section 7.7 Reliance on Books and Records

Good Faith Reliance. A director or officer shall, in the performance of such person's duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.8 Conflict of Interest

Validation of Interested Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director's or officer's vote is counted for such purpose, if:

•

The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

•

The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

•	The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders

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Interested Directors May Count Toward Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 7.9 Loans to Officers

Prohibition; Exceptions. The Corporation may not lend money to or guarantee the obligation of an officer or director of the Corporation except as permitted by the North Carolina Business Corporation Act.

Section 7.10 Emergency Provisions

Applicability. The provisions of this Section shall be operative only during a period of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action (an "Emergency").

Special Meetings. During any Emergency, any member of the Board of Directors or any standing committee of the Board, or any officer of the Corporation who can be located, may call a meeting of the Board or such committee. Notice of any such meeting need be given only to such of the directors or committee members as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

Temporary Directors. During any Emergency, a majority of the directors present at any meeting of the Board may fix the number of directors and elect temporary substitute directors to serve during the Emergency in place of any director or directors not available to serve because of the Emergency. Such temporary directors shall have all of the authority of the directors whom they replace. Service as a temporary director shall end upon the earlier of the termination of the Emergency or the resumption of duties by the director whom the temporary director is replacing.

Quorum. During any Emergency, the number of directors or members of any standing committee necessary to constitute a quorum shall be one-third of the entire authorized number of directors or committee members, as the case may be, or two directors or committee members, whichever is greater.

No Liability. No officer, director, or employee acting in accordance with the emergency provisions of these Bylaws or the North Carolina Business Corporation Act shall be liable except for willful misconduct.

Superseding Provisions. To the extent not inconsistent with any emergency provisions adopted by the Board of Directors prior to or during any Emergency, the provisions of this Section shall govern during such Emergency.

Section 7.11 Forum Selection

Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation's shareholders, (c) any action asserting a claim arising pursuant to any provision of the North Carolina Business Corporation Act or the Corporation's Articles of Incorporation or Bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of North Carolina (or, if no state court located within the State of North Carolina has jurisdiction, the federal district court for the Middle District of North Carolina).

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Consent to Personal Jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

Federal Securities Claims. Nothing in this Section shall apply to any action brought to enforce any duty or liability created by the Securities Act of 1933, the Securities Exchange Act of 1934, or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE VIII - BUSINESS COMBINATIONS AND HOLDING COMPANY OPERATIONS

Section 8.1 Business Combination Policy

Holding Company Structure. The Corporation is organized to operate as a permanent holding company. All acquired businesses shall be structured as direct or indirect wholly-owned or majority-owned subsidiaries of the Corporation. The Corporation shall maintain its existence as the parent entity and publicly reporting company through all Business Combinations (as defined in the Corporation's Form 10 Registration Statement filed with the Securities and Exchange Commission).

No Reverse Mergers. The Corporation shall not effect traditional reverse mergers in which a target business becomes the surviving entity or in which the Corporation serves merely as a conduit or shell vehicle. The Corporation shall retain its corporate existence and maintain control through ownership of subsidiary entities.

Governance Philosophy. Business Combination decisions shall be made based on the strategic merits, financial performance, growth prospects, and valuation of target businesses, regardless of whether such acquisitions result in changes to the ownership or control of the Corporation. All transactions shall be structured at fair valuations and on arms-length terms.

Section 8.2 Subsidiary Governance

Operational Autonomy. Operational management of each subsidiary shall be conducted by that subsidiary's management team, subject to oversight, strategic direction, and capital allocation decisions made by the Corporation's Board of Directors and executive officers.

Centralized Functions. The Corporation may provide shared services, administrative support, financial management, legal and compliance oversight, and strategic guidance to its subsidiaries from the holding company level.

Board Oversight. The Board of Directors shall oversee subsidiary operations, approve subsidiary budgets and material transactions, and appoint subsidiary directors and officers as appropriate.

Section 8.3 Shareholder Approval of Business Combinations

Board Authority. The Board of Directors shall have authority to approve and consummate Business Combinations without shareholder approval except as required by applicable law or the Articles of Incorporation.

Disclosure. Prior to consummating any material Business Combination, the Corporation shall provide disclosure to shareholders concerning the target business, including detailed business operations, financial condition, management, risk factors, and terms of the proposed transaction, in accordance with applicable securities laws and Exchange Act requirements.

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Section 8.4 Financing of Business Combinations

Authorized Financing Methods. The Corporation may finance Business Combinations through any lawful means, including but not limited to:

•	Issuance of equity securities (common stock, preferred stock, warrants, options)

•	Debt financing (bank loans, bonds, notes, credit facilities)

•	Seller financing or earnout arrangements

•	Cash consideration from operations or capital contributions

•	Combinations of equity, debt, and cash consideration

Board Authority. The Board of Directors shall have authority to approve financing structures and authorize the issuance of securities or incurrence of indebtedness in connection with Business Combinations, subject to applicable law and the Articles of Incorporation.

ARTICLE IX - AMENDMENTS

Section 9.1 Amendment by Shareholders

Shareholder Power. These Bylaws may be amended, altered, or repealed, and new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares entitled to vote at any annual or special meeting of shareholders, provided that notice of the proposed amendment, alteration, repeal, or adoption of new Bylaws is contained in the notice of such meeting.

Section 9.2 Amendment by Directors

Board Power. These Bylaws may also be amended, altered, or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Limitation. Any Bylaws adopted, amended, or repealed by the Board of Directors may be amended, altered, or repealed by the shareholders.

Section 9.3 Implied Amendments

Superseding Law. To the extent that any provision of these Bylaws is inconsistent with any mandatory provision of the North Carolina Business Corporation Act or other applicable law, such mandatory provision shall control and such Bylaws provision shall be deemed automatically amended to conform to such mandatory provision.

ARTICLE X - CONSTRUCTION AND DEFINITIONS

Section 10.1 Construction

These Bylaws shall be construed in accordance with and governed by the laws of the State of North Carolina. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the North Carolina Business Corporation Act shall govern the construction of these Bylaws. Without limiting the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a legal entity and a natural person.

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Section 10.2 Headings

The headings used in these Bylaws are for convenience and reference purposes only and shall not affect the construction or interpretation of these Bylaws.

Section 10.3 Severability

If any provision of these Bylaws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, such provision shall be severed from the remainder of these Bylaws, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

CERTIFICATE OF ADOPTION

The undersigned hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of Shefford Small Business, Inc. on November 13, 2025, to be effective immediately.

EXECUTED this 13th day of November, 2025.

Shefford Small Business, Inc.

By:	/s/ Jonathan Cross
Jonathan Cross, President

SECRETARY'S CERTIFICATE

I, the undersigned, Secretary of Shefford Small Business, Inc., a North Carolina corporation, hereby certify that the foregoing Amended and Restated Bylaws constitute the Bylaws of said Corporation as adopted by the Board of Directors on November 13, 2025.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November, 2025.

/s/ Jonathan Cross
Jonathan Cross, Secretary

END OF BYLAWS

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